Exhibit 99.1

FOR IMMEDIATE RELEASE

Investor Contact: Tiffany Kanaga (302) 897-0668 or tiffany.kanaga@elancoah.com

Media Contact: Colleen Parr Dekker (317) 989-7011 or colleen.dekker@elancoah.com

Elanco Announces New Innovation Leader, Additional Strategic Move to Increase Focus on High-Value, Late-Stage Pet Health Pipeline Progress

•	Ellen de Brabander, Ph.D., joins Elanco to lead Innovation and Regulatory Affairs, bringing proven expertise in developing blockbuster animal health products at industry-leading companies

•	Elanco continues to expect $600 to $700 million in innovation revenue by 2025, with the acquisition of KindredBio plus progression of existing pipeline since December 2020 Investor Day; today’s moves concentrate focus on high-value, late-stage Pet Health pipeline opportunities with blockbuster potential

•	Aaron Schacht transitions to lead the carve-out of Elanco’s microbiome R&D platform, aiming to create a privately funded, independent, biopharmaceutical company focused on microbiome-derived solutions for animal and human health

•	Company’s Pet Health portfolio increases as a percentage of the pipeline through KindredBio assets and organic pipeline progression; increase of potential Pet Health blockbuster candidates in sizeable and growing areas

GREENFIELD, Ind. (Oct. 5, 2021) - Elanco Animal Health Incorporated (NYSE: ELAN) today announced Ellen de Brabander, Ph.D., will become the new executive vice president of Innovation and Regulatory Affairs. de Brabander brings a proven background of accomplishment in animal health research and development, including the development of parasiticide blockbuster NexGard, as well as major vaccine products in Pet Health and Farm Animal. Current executive vice president Aaron Schacht will lead the initiative to carve out Elanco’s microbiome R&D platform as an independent biopharmaceutical company focused on developing solutions for animal and human health. de Brabander joins Elanco on October 18 and will work with Schacht to ensure a seamless transition.

"We are delighted to welcome Ellen to Elanco’s executive team,” said Jeff Simmons, president and CEO of Elanco. “She is a highly accomplished R&D leader with a proven track record in animal health product development, and as a global innovation and regulatory leader within PepsiCo. She is ideally suited to drive our late-stage pipeline execution as we focus on the next era of Pet Health growth in this attractive and growing market, ultimately building on the strong foundation established during Aaron Schacht’s tenure."

de Brabander joins Elanco from PepsiCo, serving as senior vice president for R&D Technical Insights, Digital Solutions, and Compliance, with global responsibilities at the company. Additionally, de Brabander spearheaded the company’s R&D digital transformation.

Prior to PepsiCo, de Brabander spent nearly two decades in animal health and pharmaceutical roles leading global R&D organizations at Merial (now Boehringer Ingelheim Animal Health), Intervet (now Merck Animal Health), and the specialty chemical company DSM.

“I am energized to join Elanco and drive its robust pipeline while we continue to build on the current early pipeline at such a pivotal time of growth and innovation for the company,” said de Brabander. “The team’s innovation and purpose-driven culture matches my own for pursuing disruptive, high-impact solutions to some of the world’s greatest and most urgent challenges.”

de Brabander earned her Ph.D. cum laude in bio-organic chemistry from Leiden University in the Netherlands and completed post-doctoral work in molecular biology at the Massachusetts Institute of Technology (MIT) in the group of Prof. Dr. H.G. Khorana, a Nobel laureate. She is the co-author of over 60 publications in scientific journals, holds 18 patents, and has received multiple awards for her research, including the Golden Medal from the Royal Dutch Chemical Society in 2000 for Best Chemist. Additionally, she was named to last year’s National Diversity Council’s list of Power 50 in the U.S.

2025 Innovation Revenue Expectation Remains Unchanged

Elanco reaffirmed its expectation of 2025 innovation revenue of $600 to $700 million. Elanco R&D is highly focused on delivering the pipeline that has progressed since the company’s December 2020 Investor Day and now enhanced by the August acquisition of Kindred Biosciences, adding three potential dermatology blockbusters expected to launch through 2025, as well as a number of additional R&D programs in sizeable and growing pet health markets like parasiticides, pain, and biologicals, as well as for other chronic disorders and unmet needs, including canine parvovirus. The expectation of the $600 to $700 million in 2025 innovation revenue is supported by Elanco’s eight launches this year, including Credelio Plus, Credelio Cat and Experior.

Microbiome Carve-Out

As an additional strategic move, Elanco intends to carve out its microbiome R&D platform, aiming to create a privately funded, independent, biopharmaceutical company focused on developing solutions for animal and human health. Elanco may retain a minority stake in this new entity. The potential carve-out is expected to be completed by the end of the first quarter of 2022 and will be led by Schacht. J.P. Morgan is advising Elanco on its separation alternatives for the platform.

“We are grateful for Aaron’s leadership to move this initiative forward as we aim to carve out our early-stage microbiome R&D platform into an independent entity that focuses on both animal and human health opportunities,” said Simmons. “The move allows Elanco to further concentrate and focus our resources on our high-value late-stage Pet Health pipeline, while our potential minority interest in a new entity would allow us to retain some upside in the longer-term strategic area of the microbiome. Importantly, I’d like to thank Aaron for his work at Elanco during these past six years, bringing us to the inflection point where we stand today.”

“These announcements are yet another step for our strengthened and expanded Innovation, Portfolio, and Productivity (IPP) strategy,” added Simmons. “We are performing against our long-term growth algorithm outlined at our December Investor Day and our teams are well-positioned to continue to drive consistent execution with these long-term strategic actions enabling accelerated value creation.”

ABOUT ELANCO

Elanco Animal Health Incorporated (NYSE: ELAN) is a global leader in animal health dedicated to innovating and delivering products and services to prevent and treat disease in farm animals and pets, creating value for farmers, pet owners, veterinarians, stakeholders, and society as a whole. With nearly 70 years of animal health heritage, we are committed to helping our customers improve the health of animals in their care, while also making a meaningful impact on our local and global communities. At Elanco, we are driven by our vision of Food and Companionship Enriching Life and our Elanco Healthy Purpose™ Sustainability/ESG framework – all to advance the health of animals, people and the planet. Learn more at www.elanco.com.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of

1933 and Section 21E of the Securities Exchange Act of 1934 (Exchange Act), including, without limitation, statements concerning our expectations relating to the initiative to separate the microbiome R&D platform and our long-term financial expectations.

Forward-looking statements are based on our current expectations and assumptions regarding our business, the economy and other future conditions. Because forward-looking statements relate to the future, by their nature, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. As a result, our actual results may differ materially from those contemplated by the forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include regional, national, or global political, economic, business, competitive, market, and regulatory conditions, including but not limited to the following:

•	the terms, timing or structure of any separation of the microbiome R&D platform, including whether it will be consummated at all;

•	whether the operational and strategic benefits of a separation of the microbiome R&D platform can be achieved and whether the costs and expenses of any separation can be controlled within expectations;

•	whether the uncertainty of announcing the separation initiative will have adverse impacts on employees, customers and suppliers related to the microbiome R&D platform;

•	heightened competition, including from generics;

•	the impact of disruptive innovations and advances in veterinary medical practices, animal health technologies and alternatives to animal-derived protein;

•	changes in regulatory restrictions on the use of antibiotics in farm animals;

•	our ability to implement our business strategies or achieve targeted cost efficiencies and gross margin improvements;

•	consolidation of our customers and distributors;

•	an outbreak of infectious disease carried by farm animals;

•	the impact on our operations, the supply chain, customer demand, and our liquidity as a result of the COVID-19 global health pandemic;

•	the success of our research and development (R&D) and licensing efforts;

•	misuse, off-label or counterfeiting use of our products;

•	unanticipated safety, quality or efficacy concerns and the impact of identified concerns associated with our products;

•	the impact of weather conditions and the availability of natural resources;

•	use of alternative distribution channels and the impact of increased or decreased sales to our channel distributors resulting in fluctuation in our revenues;

•	manufacturing problems and capacity imbalances;

•	challenges to our intellectual property rights or our alleged violation of rights of others;

•	risks related to our presence in foreign markets;

•	breaches of our information technology systems;

•	our ability to successfully integrate the businesses we acquire, including the animal health business of Bayer AG (Bayer Animal Health);

•	the effect of our substantial indebtedness on our business;

•	the effect on our business resulting from our separation from Eli Lilly and Company (Lilly);

•	the uncertainties inherent in research relating to product safety and additional analyses of existing safety data;

•	actions by regulatory bodies, including as a result of their interpretation of studies on product safety;

•	unfavorable publicity resulting from media reports on our products; and

•	public acceptance of our products.

For additional information about the factors that could cause actual results to differ materially from forward-looking statements, please see the company’s latest Form 10-K and Form 10-Q filed with the Securities and Exchange Commission. Although we have attempted to identify important risk factors, there may be other risk factors not presently known to us or that we presently believe are not material that could cause actual results and developments to differ materially from those made in or suggested by the forward-looking statements contained in this press release. If any of these risks materialize, or if any of the above assumptions underlying forward-looking statements prove incorrect, actual results and developments may differ materially from those made in or suggested by the forward-looking statements contained in this press release. We caution you against relying on any forward-looking statements, which should also be read in conjunction with the other cautionary statements that are included elsewhere in this press release. Any forward-looking statement made by us in this press release speaks only as of the date thereof. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update or to revise any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law. Comparisons of results for current and any prior periods are not intended to express any future trends or indications of future performance, unless specifically expressed as such, and should be viewed as historical data.

Availability of Certain Information

We use our website to disclose important company information to investors, customers, employees and others interested in the Elanco. We encourage investors to consult our website regularly for important information about Elanco.

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